Exhibit 10.6

         AGREEMENT setting forth the terms and conditions upon which TPG CAPITAL CORPORATION ("TPG") is engaged by PERFECT RENAISSANCE LTD. together with any successors (collectively "Perfect Renaissance") to effect transactions ("the Transactions") intended to merge or otherwise combine Perfect Renaissance with a United States reporting company and for related matters.

1.       SERVICES PROVIDED.

         Following its engagement, TPG and its affiliates will:

         1.1. Advise Perfect Renaissance on the structure of the Transactions and actions to be taken by Perfect Renaissance in preparation for the completion of the Transactions;

         1.2. Merge Perfect Renaissance or exchange its stock with or assist in transferring its assets into an existing United States corporation ("the Business Combination") which is or will become a reporting company under ss. 12(g) of the Securities Exchange Act of 1934, as amended.

         1.3. Prepare, assist in preparing or review the agreement for the Business Combination ("Business Combination Agreement");

         1.4. Prepare and file with the Securities and Exchange Commission a Form 10 or Form8-K describing the Business Combination with the Company ("the Company" hereinafter shall mean the United States corporation following the Business Combination, unless the context requires otherwise);

         1.5. Introduce the Company to one or more market makers for the purpose of making an orderly and efficient market in the Company's securities;

         1.6. Assist the Company with listing its securities on the NASD OTC Bulletin Board or, if the Company meets such requirements, apply for admission to quotation of the Company's securities on the Nasdaq Stock Market and/or their listing on a regional or national stock exchange, if requested by the Company;

         1.7. Take any other actions reasonably required of it to complete the Transactions as contemplated by this agreement.

2.       BUSINESS COMBINATION.

         2.1. TPG will provide, at its expense, a United States corporation with audited financial statements showing no material assets or liabilities which is or which TPG will cause to become a reporting company under ss. 12(g) of the Securities Exchange Act of 1934 ("the 1934 Act").

         2.2. Perfect Renaissance, at its election, will merge into, exchange its stock with, or transfer its assets to the United States corporation. Upon



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the effective date of the Business Combination, the officers and directors selected by Perfect Renaissance will become the officers and directors of the United States corporation. The name of the United States corporation following the Business Combination will be chosen by Perfect Renaissance.

         2.3. The United States corporation will have authorized capital of 100,000,000 shares of common stock, $.0001 par value per share, and 20,000,000 shares of preferred stock, $.000l par value per share.

         2.4. Upon the effective date of the Business Combination, there will be issued and outstanding by the Company (i) 500,000 common shares issued to TPG
(ii) a common stock purchase warrant (described below) granted to TPG and (iii) such common stock and other securities as designated by Perfect Renaissance in the Business Combination Agreement.

3.       PAYMENTS.

         3.1. Perfect Renaissance will pay TPG US$75,000 for its services and the services of its affiliates in regard to the Transactions. Payment of this amount will be made US$25,000 on execution of this agreement, US$25,000 on the Business Combination and US$25,000 on the filing of a Form 10 or Form 8-K with the Securities and Exchange Commission.

         3.2. In the event that Perfect Renaissance is a foreign corporation, or for other reasons TPG deems sufficient, TPG may request Perfect Renaissance, and Perfect Renaissance agrees, to deposit an amount equal to the remaining payments to be made after execution of this agreement in escrow under an escrow agreement satisfactory to both parties.

         3.3. Perfect Renaissance hereby grants TPG a 5-year transferrable warrant ("TPG Warrant") to acquire up to 500,000 registered shares of the Company's common stock at a strike price of $1.00 per share. The Company will execute and deliver to TPG a form of common stock purchase warrant agreement, warrant and warrant exercise subscription not inconsistent with the terms provided herein.

         3.4. Perfect Renaissance will not at any time take or allow any action (whether by reverse stock split or otherwise) which would have the effect of reducing the absolute number of common shares owned or to be owned by TPG or its designee under this agreement.

4.       EXPENSES.

         4.1. TPG will bear its expenses incurred in regard to the Transactions, including, without limitation, travel, telephone, duplication costs, and postage.

         4.2. Perfect Renaissance will pay its own and third-party expenses (other than those of TPG) including, without limitation, Federal, state and Nasdaq filing fees, underwriting and market making costs, corporate financial relations, accounting fees, duplicating costs and other expenses of the Company.

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5.       AGREEMENT TO COMPLETE TRANSACTIONS.

         5.1. Perfect Renaissance agrees that it will timely take all steps necessary to complete the Transactions to include, without limitation, causing audited financial statements to be prepared in proper form for Perfect Renaissance; obtaining consents of the Board of Directors and the shareholders of Perfect Renaissance, as required; causing all necessary documents to be properly and timely prepared, executed, approved or ratified, and filed, as appropriate; making timely and fully all required payments related to the registration and listing of the Company's securities for public trading, including filing fees; and timely taking all other actions reasonably required of it to complete the Transactions.

         5.2. In the event that at any time Perfect Renaissance determines not to continue with the Transactions TPG hereby grants to Perfect Renaissance the right to buyout the interest of TPG in this agreement on the terms contained herein, in which case TPG agrees not to seek specific enforcement of this agreement. In the event that Perfect Renaissance elects not to continue with the Transactions (or if Perfect Renaissance does not timely take all such steps and do all such things as may be reasonably required of it to complete the Transactions) TPG will be entitled to (i) retain the securities in Perfect Renaissance acquired or to be acquired by TPG or its affiliates under this agreement as though the Business Combination had occurred and (ii) receive in full all payments to be due to it or its affiliates through and upon completion of the Transactions as though those events had occurred provided, however, that Perfect Renaissance will not be obligated to make any payment under this paragraph if the failure to complete the Transactions is due to any actions or failure to act by TPG or its affiliates. Upon payment of the buyout fee provided for herein, all obligations of the parties under this agreement will cease except for obligations which expressly or by their nature survive termination.

6.       PERFORMANCE OF SERVICES BY OTHERS.

From time to time, the achievement of certain results desired by the Company, including the promotion of interest in its public securities, may be enhanced by the services of other parties. These parties may include consultants, advertising agencies, market makers, investment bankers, financial analysts and similar persons who may, directly or indirectly, assist in creating interest in the Company's securities. All compensation, costs and expenses of such parties will be borne by the Company.

7.       ACTIONS AND UNDERSTANDINGS FOLLOWING THE BUSINESS COMBINATION.

         7.1. Perfect Renaissance understands the obligations and responsibilities that will arise in regard to its becoming a reporting company and the trading of its securities in the public market. Perfect Renaissance understands that in order to achieve the greatest market interest in its securities it, its officers and its directors, all or some, will be required to continuously interact with the financial community. This interaction will include, without limitation, timely filing of reports under the Securities Exchange Act of 1934, including audited financial statements; annual reports to shareholders and shareholder meetings; issuing periodic press releases; and meetings and discussions with existing and prospective brokers, market makers, investment bankers and institutions.

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         7.2. Perfect Renaissance understands that the completion of the
Transactions will not, in itself, result in capital investment in the Company. The public status of the Company and its introduction to market makers and others in the financial community may result in investment interest. However, investment interest will depend upon the success of the Company, market conditions and other factors over which neither TPG nor its affiliates have any control.

         7.3. Perfect Renaissance understands that the ultimate judgement of the financial community of the investment merits of the Company will depend upon the Company's ability to successfully carry out its business plans and operations, to operate at a profit and similar business considerations. Perfect Renaissance represents in good faith that it currently has no reason to believe that it will not be able to complete the Transactions and to achieve its business objectives.

         7.4. Perfect Renaissance understands that the first trading in the Company's securities may be limited, and that to increase the amount, depth and market price of its securities will require both time and effort by the Company to develop relations with market makers and to create strong and stable trading of the Company's securities.

         7.5. During the Transactions and so long as TPG or an affiliate is a shareholder of the Company, it will provide TPG continuing and reasonable access as requested to all information concerning the Company's Operations, past, current and intended, including, without limitation, full access to the financial records of the Company.

8.       COMPLIANCE WITH SECURITIES LAW.

Now and following the Business Combination, as applicable, Perfect Renaissance represents and warrants that:

         8.1. Perfect Renaissance and its affiliates will at all times observe and comply with Federal and State securities laws, rules and regulations incident to the issuance and trading of the securities of the Company and will take all steps reasonably required within its control to prohibit any persons, whether or not affiliated with Perfect Renaissance, from engaging in any transactions in contravention of such laws, rules and regulations.

         8.2. Perfect Renaissance and its affiliates will furnish all information and documents concerning it and its affiliates required for the preparation and filing of a Form 8-K or Form 10-SB by the Company and will assure that such information is complete and accurate and does not contain any material misstatement or omit any material information. Toward that end, Perfect Renaissance and its affiliates will timely provide all requested information and documents, including officers' and directors' questionnaires.

         8.3. Perfect Renaissance and its affiliates will not at any time knowingly engage in any activity which would constitute a prohibited market manipulation of the securities of the Company and will take all steps reasonably required within its control to prohibit any officer, director, other affiliate, agent or employee from engaging in such conduct.

         8.4. The Company will not at any time issue securities registered on Form S-8 or issued pursuant to Regulation S of the General Rules and Regulations


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of the Securities and Exchange Commission without (i) prior written notification to TPG and (ii) either the written consent of TPG or a written opinion of qualified counsel that neither the issuance nor intended use of such securities will violate any law, rule, or regulation under the Securities Act of 1933 or the Securities Exchange Act of 1934.

         8.5. The Company will not issue any securities to any person for the promotion or maintenance of a trading market in the Company~ s securities without first receiving an opinion of qualified counsel that such issuance will be in accord with securities laws, rules and regulations and will not, directly or indirectly, receive from such persons any capital by loan, investment or otherwise resulting from the sale or pledge of such securities.

         8.6. For not less than 36 months following effective date of the Registration Statement, the Company will timely make all required Federal, state and other filings necessary to allow the public trading of the Company's securities and, if the Company's securities are then quoted on the Nasdaq Stock Market or listed on any regional or national exchange, will take all actions necessary to maintain such status for the Company's securities.

         8.7. For so long as TPG or its designee is an owner of any of the securities to be received by it under this agreement, TPG shall have the right to enforce the provisions of this paragraph and to seek damages for any violation thereof by the Company, including damages for any reduced value of the TPG securities if resulting from such violation.

9.  NOTICES.

         Any notices required or permitted under this agreement shall be deemed to have been given when delivered in writing by hand, certified mail (return receipt requested) or commercial courier, such as FedEx, to the following addresses or to such other addresses as may have been given to each party in the manner provided for in this paragraph.

         In the case of Perfect Renaissance or the Company to

         Perfect Renaissance Ltd.
         3 Moshe Dayan Road
         Yehud, Israel

         In the case of TPG to

         TPG Capital Corporation
         1504 R Street N.W.
         Washington, D.C. 20009

10.  ARBITRATION.

         10.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any


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other cause, will be resolved by arbitration before the American Arbitration
Association within the District of Columbia.

         10.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration within the District of Columbia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

         10.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the District of Columbia, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

         10.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

         10.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

         10.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

         10.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

         10.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

         10.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising,, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

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         10.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

11. ASSIGNMENT. For regulatory reasons or to better carry out the Transactions, TPG may assign this agreement to an affiliated corporation provided that such affiliated corporation agrees to all the terms and conditions of this agreement. Such assignment will not relieve TPG of any of its obligations under this agreement.

12. CONFIDENTIALITY. As a result of entering into this agreement Perfect Renaissance will have access to information which TPG regards as confidential and proprietary regarding TPG's methods of carrying out the Transactions (collectively the "Business of TPG"). Perfect Renaissance agrees that it will not, except as reasonably required pursuant to this Agreement, use itself, or divulge, furnish, or make accessible to any person any knowledge, knowhow, techniques, or information with respect to TPG or the Business of TPG without the prior written agreement of TPG.

13. TERMINATION. TPG may terminate this agreement, without further obligation or liability, at any time (i) that TPG has a reasonable basis to believe that any aspect of the transactions covered by this agreement would constitute a fraud or deception on the market or (ii) that the Company fails to meet its obligations under this agreement in a manner which would constitute a material breach. In any such case, TPG will be entitled to the buyout fee provided for in this agreement.

14.  MISCELLANEOUS.

         14.1. COVENANT OF FURTHER ASSURANCES. The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this agreement.

         14.2. SCOPE OF AGREEMENT. This agreement constitutes the entire understanding of the parties. No undertakings, warranties or representations have been made other than as contained herein, and no party shall assert otherwise. This agreement may not be changed or amended orally.

         14.3. CURRENCY. All references to currency in this agreement are to United States Dollars.

         14.4. REVIEW CF AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

15. EFFECTIVE DATE.

         The effective date of this agreement is May 20 1999.


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         IN WITNESS WHEREOF, the parties have approved and executed this agreement.

TPG CAPITAL CORPORATION


----------------------------------
President

PERFECT RENAISSANCE LTD.


----------------------------------
President

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             WARRANTIES BY OFFICERS, DIRECTORS AND OTHER AFFILIATES


         Each of the undersigned officers, directors and other affiliates of Perfect Renaissance agree that they have read this agreement and that they (i) will not violate any of the provision of this agreement relating to compliance with securities laws, rules and regulations (ii) will not violate any provision of this agreement relating to confidentiality of the business of TPG and (iii) consent to be governed by the provisions of this agreement relating to arbitration in the case of any claims arising from their warranties herein.

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                               PERSONAL GUARANTEES

         In consideration of benefits to be received by Perfect Renaissance and to them personally, the following persons, individually and severally, (i) guarantee all payments required of Perfect Renaissance under this agreement as and when due (ii) covenant to take all actions and do all things reasonably required to carry out the intent and purpose of this agreement, whether as officers, directors, shareholders or otherwise and (iii) consent to be governed by the provisions of this agreement relating to arbitration.

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